     As filed with the Securities and Exchange Commission on April 6, 1999

                                                      REGISTRATION NO. 333-66845

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                   POST-EFFECTIVE
                                 AMENDMENT NO. 1 TO
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                POWER TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Exact name of Registrant as specified in its charter)

            NEVADA                                      88-0395816
------------------------------------       ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


                   1000 WEST BONANZA ROAD, LAS VEGAS, NEVADA 89106
--------------------------------------------------------------------------------
                      (Address of principal executive offices)

                               STOCK COMPENSATION PLAN
--------------------------------------------------------------------------------
                                (Full title of Plan)

                            STEPHEN A. ZRENDA, JR., ESQ.
                            STEPHEN A. ZRENDA, JR., P.C.
                                 100 NORTH BROADWAY
                                     SUITE 1520
                         OKLAHOMA CITY, OKLAHOMA 73102-8601
--------------------------------------------------------------------------------
                       (Name and address of agent for service)

                                   (405) 235-2111
--------------------------------------------------------------------------------
           (Telephone number, including area code, of agent for service)

                                     Copies to:

                              LEE A. BALAK, PRESIDENT
                               POWER TECHNOLOGY, INC.
                               1000 WEST BONANZA ROAD
                              LAS VEGAS, NEVADA 89106
                                   (702) 382-3385

                            ---------------------------

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                          CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
   Title of Securities        Amount to be       Proposed Maximum Offering       Proposed Maximum             Amount of
    to be registered          Registered(1)         Price per Share(2)       Aggregate Offering Price      Registration Fee
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
     Common Stock,           600,000 shares(3)            $0.54                   $324,000                     $451(3)
     $.001 par value
---------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issued in connection with share splits, share dividends or similar transactions relating to the plans/consulting agreements described herein.
(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices of the Company's common stock as reported within five business days prior to the date of this filing.

(3) A filing fee covering 300,000 shares of common stock has been previously paid.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

          *

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          *


     * The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

     (a) The Company's Form 10-SB Registration Statement filed by the Company (SEC File No. 0-24857) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on September 1, 1998.

     (b) All reports to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the filing of the Form 10-SB Registration Statement referred to in (a) above.

     All of the above documents and documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Form S-8 Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Form S-8 Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or
supersedes such statement.   Any such statement so modified or superseded
shall not be deemed, except as so modified or superseded, to constitute a part of this Form S-8 Registration Statement and the Prospectus.

     All documents incorporated by reference herein will be made available to
all participants without charge, upon written or oral request.   Other
documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

                               Lee A. Balak, President
                                Power Technology, Inc.
                                1000 West Bonanza Road
                               Las Vegas, Nevada 89106
                                    (702) 382-3385

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Company is a Nevada corporation. Section 78.751 of the General Corporation Law of Nevada (the "GCL") provides authority for broad indemnification of officers, directors, employees and agents of a corporation, with certain specified exceptions.

          The Twelfth Article of the Company's Articles of Incorporation provides that the Company shall have the power to indemnify its directors, officers, employees and agents to the fullest extent allowed by the GCL.

          At the present time, the Company does not have any officer-director liability insurance although permitted by Section 78.752 of the GCL, nor does the Company have indemnification agreements with any of its directors, officers, employees or agents.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

          See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be selected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on April 5, 1999.

                                       POWER TECHNOLOGY, INC.


                                       By:  /s/ Lee A. Balak, President
                                          -------------------------------------
                                            Lee A. Balak, President



/s/ Lee A. Balak                                  /s/ Alvin A. Snaper
-----------------------------------------------   -----------------------------------------------
Lee A. Balak                                      Alvin A. Snaper
Director, President and Chief Financial Officer   Secretary, Vice President and Director
(Principal Financial and Accounting Officer)


/s/ Hugo P. Pomrehn                               /s/ William E. McNerney
-----------------------------------------------   -----------------------------------------------
Hugo P. Pomrehn                                   William E. McNerney
Director                                          Director and Executive Vice President


                                POWER TECHNOLOGY, INC.

                                    EXHIBIT INDEX
                                          TO
                           FORM S-8 REGISTRATION STATEMENT



EXHIBIT NO.    DESCRIPTION
-----------    -----------
5.1            Opinion of Stephen A. Zrenda, Jr., P.C.

23.1           Consent of Stephen A. Zrenda, Jr., P.C.

23.2           Consent of Crouch, Bierwolf & Chisholm


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